UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2025

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2025, AGL Private Credit Income Fund (the “Fund”) entered into that certain Amendment No. 5 to the Loan and Servicing Agreement (the “Amendment”), among the Fund, as equity holder and servicer, PCIF Vigilant Funding LLC (“Vigilant Funding”), a wholly-owned subsidiary of the Fund, as borrower, Société Générale, as agent (the “Agent”), U.S. Bank Trust Company, National Association, as collateral agent (“Collateral Agent”) and collateral administrator, U.S. Bank National Association, as document custodian, and the lenders party thereto, amending that certain Loan and Servicing Agreement, dated October 18, 2024 among the Fund, Vigilant Funding, the Agent, the Collateral Agent, U.S. Bank National Association, as document custodian, and the lenders party thereto (as amended by the Amendment, the “Loan Facility”). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Facility.

The Amendment provides for, among other things, an increase in the aggregate commitments of the lenders under the Loan Facility from $400.0 million to $500.0 million, a revision of the margin applicable to borrowings under the facility from 2.05% to 1.90% during the revolving period, and from 2.50% to 2.25% after the revolving period, and an extension of each of the revolving period and the facility maturity date by one year.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation

The information included under Item 1.01 above regarding the Loan Facility and the Amendment is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

Recent Developments

Subsequent to June 30, 2025, through October 24, 2025, the Company committed to the following additional investment transactions, representing aggregate commitments of approximately $502.5 million. These investments carry a weighted average loan-to-value ratio of 44.7%, based upon portfolio company financial statements.

Investments	Reference Rate and Spread	Acquisition Date	Maturity Date	Commitment ($)	Initial Funded Par ($)
Non-controlled/Non-affiliated
Debt investments
Aerospace & Defense
Titan BW Borrower L.P.	SOFR + 4.75%	7/24/2025	7/23/2032	$52,855	$42,141

Automotive Components
First Brands Group, LLC[1]	SOFR + 10.00%	9/25/2025	9/26/2026	379	379
First Brands Group, LLC[1]	SOFR + 10.00%	10/2/2025	6/29/2026	12,622	12,622

Diversified Consumer Services
Wrench Group LLC	SOFR + 4.75%	10/1/2025	9/3/2032	35,000	27,500

Diversified Financial Services
Cliffwater LLC	SOFR + 5.00%	7/28/2025	4/22/2032	8,000	7,305
Cliffwater LLC	SOFR + 5.00%	8/20/2025	4/22/2032	8,000	7,305

Health Care Equipment & Supplies
Paradigm Parent, LLC	SOFR + 4.50%	7/24/2025	4/19/2032	50,000	50,000

Health Care Providers & Services
Star Holdings BidCo, Inc.	SOFR + 5.25%	9/2/2025	7/2/2030	15,000	8,357

Health Care Technology
Continental Buyer, Inc.	SOFR + 4.75%	10/21/2025	4/2/2031	45,000	35,000
Xifin, Inc	SOFR + 5.00%	8/5/2025	7/31/2031	20,000	16,923

Hotels, Restaurants and Leisure
Cooper’s Hawk Intermediate Holding, LLC	SOFR + 5.50%	7/29/2025	7/29/2031	25,000	19,211

Insurance
Koala Investment Holdings, Inc.	SOFR + 4.50%	8/29/2025	8/29/2032	50,000	39,109

IT Services
Olo Parent, Inc.	SOFR + 4.50%	9/12/2025	9/13/2032	47,917	43,750

Personal Products
Vivos Holdings, LLC	SOFR + 6.00%	8/13/2025	8/13/2030	25,000	25,000

Software
Flexera Software LLC	SOFR + 4.75%	8/15/2025	8/15/2032	37,822	35,127
Flexera Software LLC[2]	EURIBOR + 4.75%	8/15/2025	8/15/2032	12,416	12,416
MRI Software LLC	SOFR + 4.75%	10/2/2025	2/10/2028	2,690	28
NAVEX Global Holdings Corporation	SOFR + 5.00%	10/14/2025	10/14/2032	24,760	16,610

Specialty Retail
Spotless Brands, LLC	SOFR + 5.00%	9/25/2025	7/25/2028	30,000	—

Total debt investments				$502,461	$398,783

1.	On September 29, 2025, First Brands Group, LLC filed for bankruptcy. The Company is currently assessing the full impact of this bankruptcy on its investments.
2.	Par value of 10.6 million euros translated using the exchange rate of 1.1712 as of the acquisition date.

The following table is a summary of certain characteristics of our investment portfolio as of October 24, 2025. Weightings are based on the funded par value of each respective investment as of that date. All portfolio company information is presented as of the initial origination date of each investment.

As of October 24, 2025
Weighted average net leverage	5.6x
Weighted average loan-to-value	42.9%
Weighted average interest coverage	1.9x
Financial sponsor backed	94.1%

The information presented under Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 5 to the Loan and Servicing Agreement dated October 23, 2025 by and among PCIF Vigilant Funding LLC, as borrower, AGL Private Credit Income Fund, as equity holder and servicer, the lenders from time to time party thereto, and Société Générale, as agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 29, 2025

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ TAYLOR BOSWELL
Taylor Boswell
Chief Executive Officer